Exhibit 23.4

CONSENT OF INDEPENDENT AUDIT FIRM

To the Board of Directors

TNP Strategic Retail Trust, Inc.

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 9 to Registration Statement (No. 333-154975) on Form S-11 of our reports dated as follows: the first of which is January 22, 2010, with respect to the Statement of Revenues and Certain Expenses for the period from November 10, 2008 (date of commencement of operations) to September 30, 2009, for Moreno Marketplace; the second of which is dated September 20, 2010, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2009, for Northgate Property; the third of which is dated October 27, 2010, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2009, for San Jacinto Property; the fourth of which is dated April 13, 2011, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2010, for Craig Promenade; the fifth of which is dated June 13, 2011, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2010, for Pinehurst Square East; the sixth of which is dated November 2, 2011, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2010, for Topaz Marketplace; the seventh of which is dated January 12, 2012, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2010, for Osceola Village; the eighth of which is dated January 6, 2012, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2010, for the Constitution Trail; and the ninth of which is dated February 9, 2012, with respect to the Statements of Revenues and Certain Expenses for the years ended December 31, 2010 and December 31, 2009, for Cochran Bypass. We further consent to the reference to us under the heading “Experts” in the prospectus.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

March 1, 2012